UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2010

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on January 12, 2010, officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference. During the meetings, the Company intends to address its prospects and performance. In addition, the Company expects that gross sales for Medicare Advantage for 2010 and for stand-alone Prescription Drug Plans are expected to be in line with previous projections. The Company is continuing to receive January 2010 disenrollment data for all Medicare plans from the Centers for Medicare and Medicaid Services (“CMS”), consistent with historical disenrollment reporting patterns from CMS. Initial data indicates slightly lower attrition than previously forecast in the Company’s Medicare Advantage program, and somewhat higher attrition than previously forecast in the Company’s stand-alone Prescription Drug Plans. The Company anticipates Medicare Advantage program membership additions to be slightly higher than previously expected, while stand-alone Prescription Drug Plan membership is not likely to significantly increase as previously expected.

The Company will not opine on earnings per share (“EPS”) expectations for 2009 and 2010 at this conference since it is in the process of closing its books for 2009 as well as evaluating the impact of previously disclosed changes to its TRICARE contract for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/S/ STEVEN E. MCCULLEY
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: January 11, 2010